Exhibit 99.1

FOR IMMEDIATE RELEASE
Agilysys Announces Strategic Transformation to Divest Distribution Business
and Focus Exclusively on IT Solutions Business
•	Agilysys to Sell KeyLink Systems Group to Arrow Electronics for $485 Million in Cash

•	Agilysys to Accelerate Growth of IT Solutions Business Organically and Through Acquisition

•	Board Authorizes Repurchase of up to 6 Million Common Shares to be Executed via Estimated $100 million Self-Tender Following Completion of the Divestiture
BOCA RATON, Fla. — Jan. 2, 2007 — Agilysys, Inc. (NASDAQ: AGYS), a leading provider of enterprise computer technology solutions, announced today that it will divest its distribution business to focus solely on growing its IT solutions business — the Enterprise Solutions Group (ESG) — a leading provider of innovative IT solutions to corporate and public sectors, with special expertise in select vertical markets, including retail and hospitality.
The company has signed a definitive agreement to sell substantially all of the assets of its KeyLink Systems Group (KSG) to Arrow Electronics (Arrow) for $485 million in cash. JPMorgan acted as financial advisor to Agilysys on this transaction and has provided the board of directors with a fairness opinion. Through the sale of KSG, Agilysys will exit all distribution-related businesses and exclusively sell directly to end-user customers. By monetizing the value of the KSG distribution assets, Agilysys will significantly increase its financial flexibility and redeploy the proceeds to accelerate the growth, both organically and through acquisition, of its IT solutions business.
In addition, the Agilysys board of directors has authorized the self tender offer to repurchase up to 6 million of its outstanding common shares, or approximately 20% of the company’s outstanding shares. Agilysys currently expects to commence the estimated $100 million tender offer as soon as reasonably practicable following the closing of the proposed sale of KSG.
“Today’s announcement will lead to the completion of the strategic transformation we began in 2003 when we exited the electronic components distribution business,” said Arthur Rhein, Agilysys chairman, president and chief executive officer. “This decision reflects the successful expansion of our IT solutions business over the last four years, and the excellent long-term opportunities available to accelerate our growth as a solution provider. In addition, as we continue to position the company closer to the end customer, we will enhance our ability to provide differentiated value and greater rewards to customers and shareholders.”
Agilysys Strategic Transformation
In 2002, Agilysys, working with third-party financial advisors, conducted a review of strategic alternatives, and as a result, developed a long-term strategic plan designed to increase the intrinsic value of the company. Since then, the company has been executing its strategy to reposition Agilysys closer to end customers and enhance its returns to shareholders. The first step was the divestiture of its electronic components distribution business (known as “IED”) in 2003. Proceeds from that sale, combined with cash generated from operations, were used to retire long-term debt and accelerate growth of the IT solutions business, both organically and through acquisition.
Agilysys has successfully grown its IT solutions business from $276.7 million in revenues for the fiscal year ended March 31, 2003 to $469.0 million for the fiscal year ended March 31, 2006. The growth was supported by a series of acquisitions that strategically expanded the company’s range of solutions and markets served, including:
•	The September 2003 acquisition of Kyrus Corporation, a leading provider of retail store solutions and services with a focus on the supermarket, chain drug and general retail segments of the retail industry.

•	The February 2004 acquisition of Inter-American Data, Inc., a leading developer and provider of software and service solutions to the hotel casino and destination resort segments of the hospitality industry.

•	The May 2005 acquisition of The CTS Corporations, a leading services organization specializing in IT storage solutions for large and medium-sized corporate and public-sector customers.

•	The December 2005 acquisition of a competitor’s operations in China. This provided Agilysys entry into the enterprise IT solutions market in Hong Kong and China serving large and medium-sized businesses in those growing markets.

•	The December 2006 agreement to acquire Visual One Systems, which will expand the current Agilysys position as a leading software developer and services provider to the hospitality industry.
The creation and successful execution of a strategy to redeploy the asset base in support of the growth of IT solutions has resulted in a more profitable business and the creation of significant value for shareholders. From a stock price of $8.93 prior to the IED divestiture announcement in January 2003 to the closing price of $16.74 prior to today’s announcement, the stock price has increased $7.81, or 87%.
Sale of KeyLink Systems Group
KSG is a leading distributor of enterprise computer systems, selling to more than 800 reseller partners in North America. The business has significant distribution relationships with key enterprise suppliers including HP, IBM and Oracle. KSG accounted for 73%, or $1.24 billion, of Agilysys consolidated sales for the trailing 12 months ended Sept. 30, 2006.
The agreement to sell substantially all the assets of KSG for a purchase price of $485 million in cash is subject to a working capital adjustment to be determined at close. Taxes payable on the gain on sale are estimated to be approximately $145 million. Based on the purchase price of $485 million, Agilysys expects to net after-tax proceeds of $340 million.
While the company anticipates the sale of KSG will close by March 31, 2007, the transaction is subject to certain closing conditions, including regulatory and Agilysys shareholder approval. Within two weeks, Agilysys will file a preliminary proxy statement with the Securities and Exchange Commission, which will include pro forma financial statements reflecting the divestiture of KSG and other relevant information.
Rhein said, “Our KSG employees have been very successful in building a market leader and a profitable and growing business. While Arrow is purchasing KSG, more importantly it will be acquiring the skills and talents of a group of dedicated people who have built KSG into what it is today. I would like to thank our KSG employees for all their hard work and dedication, and express my confidence in the continued success of the business with Arrow, an industry leader in technology distribution. Over the next months, we will make every effort to facilitate a smooth transition for Arrow, our employees and our reseller partners. In addition, we are looking forward to a new relationship with Arrow through a product procurement agreement that will provide Agilysys access to a wide range of products and services.”
Board Authorizes Repurchase of 6 Million Common Shares via Self-Tender
As part of the company’s financial strategy to increase flexibility and create value for shareholders, the Agilysys board of directors has authorized the repurchase of up to 6 million Agilysys common shares, or approximately 20% of the outstanding common shares. Agilysys will use a self-tender to return approximately $100 million to shareholders after the close of the sale of KSG.
The tender offer will provide a liquidity event for those shareholders who would like to exit the stock or realize liquidity for a portion of their ownership. It also provides Agilysys a tax-efficient mechanism to quickly distribute a significant portion of the proceeds from the sale of KSG to shareholders. Agilysys management and directors will not tender their shares into the self-tender offer.
Rhein added, “The self-tender is a strong signal from our board of directors that they are confident in our strategy to focus exclusively on selling IT solutions. It also provides a way to return cash to our shareholders, while enabling those who retain their shares to increase their proportionate ownership in the company.”
The tender offer is the latest step in a number of actions the company has taken to increase financial flexibility and create value for shareholders. Over the last four years, Agilysys has significantly improved its balance sheet. Since the beginning of fiscal 2003, the company has retired $150 million of 9.5% Senior Notes and redeemed $143 million of 6.75% Convertible Preferred securities.
With all remaining portions of long-term debt retired in August 2006, the company became debt-free for the first time in more than 30 years. As of September 30, 2006, the company had $95.7 million in cash on hand. With operating cash flows and the net proceeds from the sale of KSG, the company expects to have in excess of $440 million in cash on hand at close.
The company intends to continue to pay its three-cent quarterly, or 12-cent annual, dividend per share.
New Strategic Direction and Business Outlook
Focusing solely on its IT solutions business, Agilysys annual revenues will be approximately $470 million immediately following the divestiture of KSG, with gross margins in excess of 20%.
In the current fiscal year ending March 31, 2007, Agilysys expects to incur restructuring costs of approximately $2 million. However, Agilysys expects to realize cost savings of approximately $12 million in selling, general and administrative expenses over the following 12 months.
As a solution provider, Agilysys will continue its growth as one of the leading providers of innovative IT solutions to the corporate and public sectors, with special expertise in select vertical markets, including retail and hospitality. The company will have sales and service coverage across North America, and in Hong Kong, China and the United Kingdom, as a leading provider of:
•	Enterprise storage and server hardware, software and service solutions to corporations and the public sector;

•	Retail solutions to the supermarket, chain drug and general retail segments of the retail industry;

•	Fully integrated solutions designed exclusively for the hotel, casino, resort, and conference center segments of the hospitality industry.
Proceeds from the sale of KSG will be used to accelerate growth both organically and through acquisition. Based on today’s announcement, the company has established a number of long-term goals:
•	Grow sales from approximately $500 million to $1 billion in two years and to $1.5 billion in three years. Much of this growth will come from acquisitions.

•	Target gross margins in excess of 20% and earnings before interest, taxes, depreciation and amortization (“EBITDA”) of 6% within three years.

•	While in the near term return on invested capital will be diluted due to acquisitions and legacy costs, the company continues to target long-term return on capital of 15%.
Rhein added, “Agilysys will have a strong balance sheet with significant financial flexibility to quickly take advantage of opportunities within the solution provider space that enhance and differentiate its product and services offerings, broaden the customer base and expand its markets, while increasing shareholder value. Our board of directors and management team continue to focus on growing shareholder value, and with today’s announcement will again redeploy the asset base to create additional value for shareholders.”
THIS DOCUMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES. AGILYSYS HAS NOT YET COMMENCED THE TENDER OFFER REFERRED TO HEREIN. THE TENDER OFFER WILL BE MADE ONLY, IF AT ALL, THROUGH AN OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT OF AGILYSYS AND THE RELATED LETTER OF TRANSMITTAL WHEN SUCH DOCUMENTS ARE FILED AND BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE TENDER OFFER STATEMENT WILL BE FILED BY AGILYSYS WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THIS STATEMENT (WHEN FILED AND AVAILABLE) AND OTHER RELEVANT DOCUMENTS ON THE SEC’S WEB SITE AT: HTTP://WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY DIRECTING SUCH REQUESTS TO AGILYSYS.
Conference Call Information
Agilysys will host a conference call to discuss this proposed transaction at 11 a.m. ET on Jan. 3, 2007. To access the call, dial 1-412-858-4600 and ask for “Agilysys.” The conference call will also be broadcast live over the Internet and a replay will be accessible on the investor relations page of the company’s Web site: www.agilysys.com. A taped replay of the conference call will be available at 2 p.m. ET on Jan. 3 through midnight ET on Jan. 10, accessible by dialing 1-412-317-0088 or 1-800-344-7529 (pass code #400380).
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to the proposed sale of KSG, the proposed issuer self-tender offer, Agilysys anticipated revenue gains, sales volume, margin improvements, cost savings, new product introductions, cash distribution policies, other divestitures and acquisitions, and development of intellectual assets.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate acquisitions, strategic alliances or joint ventures.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its

Annual Report on Form 10-K for the fiscal year ended March 31, 2006. Interested persons can obtain it free at the Securities and Exchange Commission’s Web site, www.sec.gov.
About Arrow Electronics
Arrow Electronics is a major global provider of products, services and solutions to industrial and commercial users of electronic components and computer products. Headquartered in Melville, New York, Arrow serves as a supply channel partner for nearly 600 suppliers and more than 130,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of over 270 locations in 53 countries and territories.
About Agilysys, Inc.
Agilysys is a leading provider of enterprise computer technology solutions consisting of complex server and storage hardware, software and services. The company serves a broad base of customers in a wide variety of industries as well as the public sector. Agilysys designs and implements tailored solutions to help end users resolve their most complicated information technology (IT) needs, and supports reseller partners in growing their businesses. By combining proprietary software and services with the products and services of leading suppliers, Agilysys serves as a critical link in the IT supply chain. The company also offers industry-specific expertise in markets such as retail and hospitality. Headquartered in Boca Raton, Florida, Agilysys has sales offices throughout North America, and in the United Kingdom and China. For more information, visit www.agilysys.com.

Analysts/Investor Contact:	Martin Ellis
Executive Vice President, Treasurer
and Chief Financial Officer
Agilysys, Inc.
561-999-8780
martin.ellis@agilysys.com

Media Contact:	Julie Young
Director, Corporate Communications
Agilysys, Inc.
440-498-6736
julie.young@agilysys.com
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